UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2007

LAIDLAW INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-10657	98-0390488
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Shuman Blvd. Suite 400, Naperville, Illinois		60563
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(630) 848-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On April 2, 2007 Greyhound Lines, Inc., a wholly owned subsidiary of Laidlaw International, Inc. issued a press release announcing that the Amalgamated Transit Union National Local 1700 informed the company that the members failed to ratify a new contract. A copy of the press release is furnished as part of this report on Form 8-K as exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated April 2, 2007

Forward-Looking Statements

Certain statements contained in the press release, including statements that are not historical facts, are forward-looking statements made under the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of terminology such as: believe, hope, may, anticipate, should, intend, plan, will, expect, estimate, continue, project, positioned, strategy and similar expressions. Such statements involve certain risks, uncertainties and assumptions that include, but are not limited to:

• Risks and uncertainties related to the proposed merger with FirstGroup, including but not limited to receiving approval from the stockholders of both Laidlaw and FirstGroup and the required regulatory agencies as well as other customary closing conditions;

• and the potential for rising labor costs and actions taken by organized labor unions.

Should these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. In light of these risks and uncertainties you are cautioned not to place undue reliance on these forward-looking statements. Laidlaw undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures Laidlaw makes on related subjects as may be detailed in Laidlaw's other filings made from time to time with the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAIDLAW INTERNATIONAL, INC.

April 2, 2007	By:	Jeffrey W. Sanders

Name: Jeffrey W. Sanders
Title: Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 2, 2007